UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2012

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A amends the report on Form 8-K filed October 12, 2012 by the Federal Home Loan Bank of Atlanta (the "Bank") to announce the election of Donna C. Goodrich, John C. Neal, F. Gary Garczynski, and LaSalle D. (Donney) Leffall, III to the Bank's board of directors. On October 25, 2012, the board of directors elected Donna C. Goodrich and William C. Handorf as Chairman and Vice Chairman, respectively, of the board, each for a two-year term beginning January 1, 2013. On December 6, 2012, the Bank made the following committee assignments for the directors elected in the 2012 director elections:
Director	Committee Assignments
Donna C. Goodrich

Audit (ex officio)

Credit and Member Services (ex officio)

Enterprise Risk and Operations (ex officio)

Executive (chair)

Finance (ex officio)

Governance and Compensation (ex officio)

Housing and Community Investment (ex officio)

John C. Neal	Credit and Member Services Executive Finance Housing and Community Investment
F. Gary Garczynski	Enterprise Risk and Operations Executive Housing and Community Investment Governance and Compensation (chair)
LaSalle D. (Donney) Leffall, III	Audit Enterprise Risk and Operations Executive Finance (chair)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of Atlanta

Date: December 12, 2012	By:_/s/Reginald T. O'Shields
Reginald T. O'Shields
Senior Vice President and General Counsel